Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware Corporation, has the following wholly owned subsidiaries:
AE Admin Services Co LLC, a Ohio Limited Liability Company
AE Corporate Services Co., a Delaware Corporation
AE Direct Co. LLC, a Delaware Limited Liability Company
AE Holdings Co., a Delaware Corporation
AE North Holdings Co, a Canadian (Nova Scotia) Unlimited Liability Company
AE Outfitters Retail Co., a Delaware Corporation
AE Retail West LLC, a Delaware Limited Liability Company
AEO Asia Trading, a People’s Republic of China Trust
AEO International Corp., a Delaware Corporation
AEO International Holdings LLC, a Delaware Limited Liability Company
AEO International Trading Corp., a Cayman Islands Exempted Company
AEO Israeli Services Co, a Delaware Corporation
AEO Management Co., a Delaware Corporation
AEO PR Holding, a Cayman Islands Exempted Company
American Eagle CDN Hold Co., a Delaware Corporation
American Eagle Mexico Imports, S. de R.L. de C.V., a Mexican Limited Liability Company
American Eagle Mexico Retail, S. de R.L. de C.V., a Mexican Limited Liability Company
American Eagle Outfitters Asia Limited, a Hong Kong Limited Liability Company
American Eagle Outfitters Canada Corporation, a Canadian (Nova Scotia) Unlimited Liability Company
Blue Heart Enterprises LLC, a Delaware Limited Liability Company
Blue Star Imports, L.P., a Pennsylvania Limited Partnership
Retail Distribution East LLC, a Delaware Limited Liability Company
Retail Distribution West LLC, a Delaware Limited Liability Company
Retail Royalty Company, a Nevada Corporation
The Original Real Co., a Delaware Corporation
Todd Snyder, Inc., an Iowa Corporation
Quiet Logistics, Inc., a Delaware Corporation
Quiet Strategic Investments, LLC, a Delaware Limited Liability Company
Quiet Platforms, Inc., a Delaware Corporation